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                                                                     EXHIBIT 5.1

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                        TESTA, HURWITZ & THIBEAULT, LLP
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                               ATTORNEYS AT LAW

                                125 HIGH STREET
                       BOSTON, MASSACHUSETTS 02110-2704
OFFICE (617) 248-7000                                        FAX (617) 248-7100


                                             June 18, 1999

Candela Corporation
530 Boston Post Road
Wayland, MA 01778

    RE:  Registration Statement on Form S-1 (No. 333-78339)
         Relating to 2,580,000 Shares of Common Stock
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Dear Sir or Madam:

    This opinion relates to an aggregate of 2,580,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Candela Corporation (the "Company"), which are the subject matter of a Registration Statement on Form
S-1 (No. 333-78339) filed with the Securities and Exchange Commission on May 12, 1999 and amended on June 18, 1999 (the "Registration Statement").

    The 2,580,000 shares of Common Stock covered by the Registration Statement are being sold by the Company and include 387,000 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

    Based upon such investigation as we have deemed necessary, we are of the opinion that when the shares of Common Stock to be sold by the Company and the selling stockholders pursuant to the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                        Very truly yours,


                                        /s/ Testa, Hurwitz & Thibeault, LLP
                                        TESTA, HURWITZ & THIBEAULT, LLP